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                                 EXHIBIT 3(i)(b)

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                    RPC, INC.


It is hereby certified that:

     1. The name of the corporation is RPC Energy Services, Inc. (the "Corporation").

     2. The Certificate in Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended by striking out the FIRST paragraph, in its entirety, and substituting in lieu thereof, the following new paragraph:

               "FIRST. The name of this corporation is RPC, Inc."

     3. The amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the Delaware general Corporation Law on April 25, 1995 at the Annual Meeting of the Stockholders of the Corporation.

Dated this 25th day of April, 1995.


                                             Richard A. Hubbell, President
                                             -----------------------------------
                                             Richard A. Hubbell, President


ATTEST:

Linda H. Graham, Secretary
-----------------------------------
Linda H. Graham, Secretary

[CORPORATE SEAL]